UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 25, 2006

Brightec, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	033-55254-27	87-0438637

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8c Pleasant Street, First Floor South Natick, MA	01760

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	508-647-9710

Advanced Lumitech, Inc.

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Relating to Accountants and Financial Statements

The Registrant is hereby amending its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2006 (the “Form 8-K”), in order to provide revised information relating to certain restatements of its previously issued financial statements.

Item 4.02 — Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 25, 2006, the Board of Directors of Brightec, Inc. (formerly Advanced Lumitech, Inc. – the “Company”) concluded, based on the recommendation of management, that the financial statements for the years ended December 31, 2005 and 2004 and for the quarters ended March 31, 2005, June 30, 2005, September 30, 2005 and March 31, 2006 needed to be restated as described below.

During the preparation of the Company’s June 30, 2006 consolidated financial statements, the Company performed a further evaluation of the factors utilized in determining the accounting and presentation of the issuance of various warrants. Based on such review, the Company determined that warrants should not initially be classified as a component of stockholders’ deficit. In addition, the Company determined that common stock redeemed to permit the Company to issue a like number of shares to other investors who held subscriptions for shares of common stock was not properly accounted for as a liability.

In addition, as a result of the restatement process, the Company revised its original accounting treatment of certain matters relating to stock redemptions. In addition, the Company did not disclose the reclassification of certain liabilities for shares to be issued to vendors and creditors from long-term to short-term.

Accordingly, the effect of the restatements of the Company’s previously issued financial statements, as revised, will be as follows:

A)

For the year ended December 31, 2004, an increase in net loss of $90,524 (less than $0.01 per share) and an increase in stockholders’ deficit of $863,195. In addition, as of December 31, 2004, liabilities valued at $467,000, originally classified as long-term, were reclassified to short-term. The reclassification had no effect on the Company’s net loss or stockholders’ deficit for the year ended December 31, 2004.

B)

For the three month period ended March 31, 2005, an increase in net loss of $107,069 (less than $0.01 per share) and an increase to stockholders’ deficit of $1,437,499. In addition, as of March 31, 2005, liabilities valued at $497,000, originally classified as long-term, were reclassified to short-term. The reclassification had no effect on the Company’s net loss or stockholders’ deficit for the three months ended March 31, 2005.

C)

For the three- and six month periods ended June 30, 2005, an increase in net loss of $20,477 (less than $0.01 per share) and $127,546 (less than $0.01 per share), respectively and an increase in stockholders’ deficit as of June 30, 2005 of $3,227,579. In addition, as of June 30, 2005, liabilities valued at $328,000, originally classified as long-term, were reclassified to short-term. The reclassification had no effect on the Company’s net loss or stockholders’ deficit for the three- or six month periods ended June 30, 2005.

D)

For the three- and nine month periods ended September 30, 2005, a decrease in net loss of $110,290 (less than $0.01 per share) and an increase in net loss of $17,526 ($0.01 per share), respectively, and an increase in stockholders’ deficit as of September 30, 2005 of $3,198,161. In addition, as of September 30, 2005, liabilities valued at $403,000, originally classified as long-term, were reclassified to short-term. The reclassification had no effect on the Company’s net loss or stockholders’ deficit for the three- and nine month period ended September 30, 2005.

E)

For the year ended December 31, 2005, an increase in net loss of $30,415 (less than $0.01 per share) and an increase in stockholders’ deficit as of December 31, 2005 of $3,181,320. In addition, as of December 31, 2005, liabilities valued at $403,000, originally classified as long-term, were reclassified as short-term. The reclassification had no effect on the Company’s net income or stockholders’ deficit as of and for the year ended December 31, 2005.

F)	For the three months ended March 31, 2006, an increase in net income of $179,114 (less than $0.01 per share) and an increase in stockholders’ deficit as of March 31, 2006 of $3,219,527.

Item 4.02 — Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review – continued

The Company’s management concluded that, in light of the restatements discussed above, the previously issued financial statements for the years ended December 31, 2004 and 2005 incorporated in the respective Forms 10-KSB and the unaudited interim financial statements for the quarters ended March 31, 2005, June 30, 2005, September 30, 2005 and March 31, 2006, respectively, incorporated in the respective Forms 10-QSB, should no longer be relied upon. The Company will file amended Forms 10-KSB for the years ended December 31, 2004 and 2005 and amended Forms 10-QSB for each of the quarters ended March 31, 2005, June 30, 2005, September 30, 2005 and March 31, 2006 as soon as practicable.

The Company’s management and the Board of Directors have discussed their findings and conclusions relating to the Form 10-QSB for the three months ended March 31, 2006 with Rotenberg Meril Solomon Bertiger & Guttilla, P.C., the Company’s current independent registered public accounting firm and with Carlin, Charon & Rosen, LLP, the Company’s predecessor independent registered accounting firm, for all other periods to be amended.

The information in this report is being furnished and shall not be deemed filed for purposes of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2007	BRIGHTEC, INC.

	By:	/s/ Patrick Planche

	Name:	Patrick Planche
	Its:	President and Chief Executive Officer